UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 6, 2004 (October 5, 2004)

SEITEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-14488 (Commission File Number)	76-0025431 (IRS Employer Identification No.)

10811 S. Westview Circle

Building C, Suite 100

Houston, Texas 77043

(Address of Registrant's principal executive offices)

(713) 881-8900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

    ___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            On October 5, 2004, Randall D. Stilley resigned as president, chief executive officer and director of Seitel, Inc. (the "Company").  That same day, the Company's board of directors appointed Fred S. Zeidman to assume Mr. Stilley's duties as president and chief executive officer on an interim basis.

            Mr. Zeidman, age 58, has been a Company director since 1997, and was named chairman of our board of directors on June 3, 2002.  He served as acting chief executive officer from November 6, 2002 to December 6, 2002.  Mr. Zeidman was a director of InterSystems, Inc. ("InterSystems") from July 1993 through October 2000 and served as president and chief executive officer from July 1993 until December 1999.  InterSystems primarily designed, manufactured and sold specialized materials handling equipment.  Subsequent to his departure from InterSystems, the company's name changed to EquiFin, Inc.  Mr. Zeidman became a managing director of WoodRock & Co. in 1998, and since July 9, 2004, he has been a Senior Director of Governmental Affairs of Greenberg Traurig, LLP. Mr. Zeidman also currently serves as a director of Prosperity Bank and as Chairman of the United States Holocaust Memorial Council in Washington, D.C.

            The Company's press release related to these events, dated October 5, 2004, is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01        Financial Statements and Exhibits

            (c)        Exhibits

            99.1     Press Release dated October 5, 2004.

[Signature page follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATED this 6th  day of October, 2004.

SEITEL, INC.

By:	/s/ Robert D. Monson

Name:	Robert D. Monson
Title:	Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page

99.1	Press Release dated October 5, 2004.	5